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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Data of Maxim and Selected Unaudited Pro Forma Combined Financial Data of Maxim and Dallas Semiconductor" and "Experts" included in the Proxy Statement of Dallas Semiconductor Corporation that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-56126) of Maxim Integrated Products, Inc. for the registration of 42,000,000 shares of its common stock and to the incorporation by reference therein of our report dated August 8, 2000, with respect to the consolidated financial statements of Maxim Integrated Products, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 24, 2000 filed with the Securities and Exchange Commission and included in its 2000 Annual Report to Stockholders.

                                        /s/ Ernst & Young LLP

San Jose, California
March 5, 2001